As filed electronically with the
             Securities and Exchange Commission on August 25, 1998

                                                      Registration No. 333-60169




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       to
                                    Form S-3
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                            -----------------------

                                 ROOM PLUS, INC.
             (Exact name of registrant as specified in its charter)


               New York                                  11-2622051
     (State or other jurisdiction                      (I.R.S. Employer
   of incorporation or organization)                  Identification No.)


                               91 Michigan Avenue
                           Paterson, New Jersey 07503
                                 (973) 523-4600

                            -----------------------
                        (Address, including zip code and
                      telephone number including area code,
                   of registrant's principal executive office)
                            -----------------------


                             C. Kenneth Shank, Esq.
                         Wilentz, Goldman & Spitzer, PC
                           90 Woodbridge Center Drive
                          Woodbridge, New Jersey 07095
                                 (732) 855-6145

                            -----------------------
                (Name, address, including zip code and telephone number including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


                         CALCULATION OF REGISTRATION FEE



Title of Each Class                 Proposed Maximum     Proposed Maximum      Amount of
of Securities to be  Amount to be   Offering Price Per   Aggregate Offering   Registration
     Registered     Registered (1)       Share (2)            Price (2)           Fee
------------------- --------------  ------------------   ------------------   ------------
Common stock,
$.00133 par value    1,366,250            $2.4063          $3,287,607.38         $969.84(3)
                       550,000            $1.75              $962,500.00         $283.94
                     ----------                            -------------        --------

TOTAL                1,916,250                             $4,250,107.38       $1,253.78

------------------------

(1) This Pre-Effective Amendment Number 1 supplements the initial registration statement filed on July 30, 1998 with the registration of an additional 550,000 shares. Pursuant to Rule 457(a), a filing fee of $283.94 has been paid with respect to the 550,000 shares registered herewith.

(2) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on July 23, 1998 and August 19, 1998, as reported on the NASDAQ Stock Market.

(3)  Previously paid.



       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                              DATED AUGUST 25, 1998


                                   PROSPECTUS

                                 ROOM PLUS, INC.


               1,916,250 Shares of Common Stock, $.00133 par value

       This Prospectus relates to 1,916,250 shares of common stock, $.00133 par value of Room Plus, Inc. (the "Company"), a New York corporation. These shares are being offered for sale by the Selling Shareholders as hereinafter defined (this "Offering").

       The Company has heretofore granted to Allan J. Socher ("Socher") and Marc
I. Zucker ("Zucker") warrants (the "Executive Warrants") to purchase an aggregate of 550,000 shares of the Company's common stock, 500,000 at a purchase price of $3.00 per share and 50,000 at a purchase price of $3.0625 per share. In June 1995, the Company granted to Mark Rubin ("Rubin") warrants (the "Rubin Warrants") to purchase a maximum of 56,250 shares of common stock at a purchase price of $2.00 per share. In September 1995, the Company granted to Kirlin Securities, Inc. ("Kirlin") warrants (the "Kirlin Warrants") to purchase a maximum of 750,000 shares of common stock at a purchase price of $1.20 per share (all, the "Warrant Stock", and collectively with the "Option Stock" (as hereinafter defined), the "Common Stock"). The current holders of the Kirlin Warrants are Swan Alley (Nominees) Limited, Frank Terzo, Mark Rubin, Alan Lyons, David Lindner and Anthony J. Kirincic (the "Kirlin Shareholders").


       On April 27, 1998, the Company issued to Rubin and Finbar O'Neill ("O'Neill", and collectively with Zucker, Socher, the Kirlin Shareholders and Rubin, the "Selling Shareholders") options to purchase an aggregate of 500,000 shares of the Company's common stock at an exercise price of $2.125 (the "Initial Option Stock"). On June 23, 1998, the Company issued to Rubin additional options to purchase an aggregate of 60,000 shares of the Company's common stock at an exercise price of $2.125 (the "Additional Option Stock", and collectively with the Executive Option Stock and the Initial Option Stock, the "Option Stock").


       The Company will receive the proceeds from the exercise of the warrants and options but will not receive any of the proceeds from the sale of the Common Stock.

       This Offering is not being underwritten. The shares of Common Stock being offered hereunder may be sold from time to time by the Selling Shareholders in one or more transactions on the NASDAQ SmallCap Market ("NASDAQ"), in block transactions, in negotiated transactions or by a combination of such methods of offering at prevailing market prices, at prices related to prevailing market prices or negotiated prices. All of the expenses of preparing and filing the Registration Statement of which this Prospectus forms a part are being paid by the Company.


       The common stock of the Company is traded on NASDAQ under the symbol PLUS. On July 23, 1998, the average of the high and low prices at which the Common Stock was quoted on NASDAQ was $2.4063. On August 19, 1998, the average of the high and low prices at which the Common Stock was quoted on NASDAQ was $1.75.

           INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH
                  DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 5.


       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                   ------------------------------------------


                 The date of this Prospectus is August 25, 1998

                              AVAILABLE INFORMATION


       The Company is subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and files reports and other information with the Securities and Exchange Commission (the "Commission") in accordance therewith. Such reports, proxy statements, and other information filed by the Company are available for inspection and copying at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth St., N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. The common stock of the Company is traded as a "NASDAQ SmallCap Market Security" on the NASDAQ SmallCap Market. Reports and other information concerning the Company may be inspected at such exchange.


                         ------------------------------

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

       The following documents filed by the Company with the Commission are incorporated by reference in this Prospectus:


          (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 including all amendments thereto.

          (2) The Company's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1998.

          (3) The Company's Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 1998.

          (4) Form 8-K filed on February 18, 1998.

          (5) Form 8-K filed on August 7, 1998.

          (6) Registration Statement on Form 8-A, SEC File No. 001-14478, filed on October 22, 1996, registering the Company's common stock under
              Section 12 of the Exchange Act, which describes the class of securities being registered hereunder.


       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof.

       This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. The Company will provide without charge to each person to whom this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests should be directed to Investor Relations Department, Room Plus, Inc., 91 Michigan Avenue, Paterson, New Jersey 07503, telephone number (973) 523-4600.

       Statements contained in the documents incorporated by reference shall be deemed modified and superseded to the extent that statements contained herein modify or supersede such statements.

       No dealer, salesman, or any other person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information and representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer in such state. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.


       This Prospectus constitutes a part of a Registration Statement which the Company has filed with the Commission under the 1933 Act with respect to the Common Stock. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits thereto for further information with respect to the Company and the securities offered hereby. Such additional information can be obtained from the Commission's office in Washington, D.C. Any statements contained herein concerning the provisions of any documents are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


       CERTAIN STATEMENTS IN THIS PROSPECTUS (INCLUDING DOCUMENTS INCORPORATED HEREIN BY REFERENCE) CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE, OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE, OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS.


                                   THE COMPANY

General

       The Company is a fully-integrated manufacturer and retailer of mica-laminated furniture for residential uses, primarily bedroom furniture for children ages three to 16 years old. The Company's products are of a modular design and are intended to be multi-functional, interchangeable and space-saving.

       The Company distributes its products through its own distribution network of 16 retail showrooms located in the greater New York City and Philadelphia metropolitan areas. Management believes that stores located in strip malls and densely populated areas offer the highest visibility of the Company's products and ease of access for the Company's targeted customers. The Company's retail showrooms range from approximately 2,000 to 5,000 square feet.

       The Company uses standard component pieces to manufacture furniture for children's and adult's bedrooms and home offices. The approximately 300 standard components can be finished in various colors and textures and combined in various configurations to produce a finished product which is personalized to the customer's taste, space and budget. The use of standard components also permits the Company's furniture to be reconfigured as the customer's needs or tastes change.

       The Company does not maintain a large inventory of finished products (other than showroom display models) because the Company's finished products are manufactured from standard components and personalized to the customer's needs. Finished products are manufactured to meet a specified desired delivery date, which is generally fixed at the time of the order and is generally within two to six weeks thereafter.

       The Company's manufacturing operations are conducted in a 78,000 square foot facility located in Paterson, New Jersey. In the past two years, the Company has implemented numerous changes to its manufacturing facility and processes in order to reduce the future direct costs of manufacturing and to produce more contemporary styles of high quality, mica-laminated furniture.

       The Company was organized under the laws of New York in 1982 under the name RPF Holding Corp. Its executive offices are located at 91 Michigan Avenue, Paterson, New Jersey 07503, its telephone number is (973) 523- 4600 and its electronic mail address is info@roomplus.com.


Financings and Conditional Merger Agreement

       On July 31, 1998, the Company entered into certain agreements with David
A. Belford ("Belford") pursuant to which Belford loaned the Company the sum of $1,500,000.00 for a two (2) year term at an annual interest rate of 12% (the "Loan") and received a Warrant to purchase 2,000,000 shares of the Company's common stock at an exercise price of $2.00 per share. Based upon the number of shares of the Company's common stock currently outstanding, upon full exercise of the Warrant, Belford would own approximately 31.3% of the Company's common stock. The Loan is secured by a pledge of substantially all of the Company's assets pursuant to a Security Agreement dated July 31, 1998. Pursuant to the Loan Agreement, Belford was also elected as a Director and Chairman of the Board of the Company, and all expenditures by the Company in excess of $5,000.00 require the prior approval of Belford, which is not to be unreasonably withheld.

       Simultaneously with the execution of the foregoing agreements between the Company and Belford, the Company also entered into a Conditional Agreement and Plan of Merger with Nationwide Warehouse & Storage, Inc. ("Nationwide") dated July 31, 1998 (the "Merger Agreement"). David Belford is the Chairman and Chief Executive Officer and 50% shareholder of Nationwide which is a national chain of retail furniture stores. Pursuant to the Merger Agreement, Nationwide is granted the right to merge with the Company (the "Merger") if Nationwide's Board of Directors and Shareholders so elect within five (5) business days following the issuance of the Company's financial statements for the fiscal year ending December 31, 1998. The Merger Agreement provides for the Company to issue an aggregate of 61,965,000 shares of its common stock to Nationwide's shareholders in the Merger, which amount would be increased to 84,915,000 shares if Nationwide were to acquire a related company in exchange for its stock prior to the Merger. Marc Zucker, Allan Socher, Theodore Shapiro and Frank Terzo, directors of the Company, who currently own in the aggregate 1,471,267 shares of common stock of the Company, exclusive of warrants and options, have agreed to vote their shares in favor of the merger, which has been approved by the Room Plus Board of Directors. There is no assurance that Nationwide will elect to proceed with the Merger which is also subject to approval by the Company's shareholders and other conditions.

       Reference is made to the Company's Form 8-K dated August 7, 1998 and the exhibits thereto for more complete information concerning the transactions described in this section.



                                  RISK FACTORS

History of Losses; No Assurance of Profitability


       The Company incurred a net loss for the fiscal year ended December 31, 1997 and for the six months ended June 30, 1998. There can be no assurance that the Company will be profitable in the future. As of June 30, 1998, the Company had a working capital surplus of $506,972 and an accumulated deficit of ($4,080,692).

Possible Need for Additional Financing

       Prior to receipt of the above-referenced Loan, the Company had substantially depleted it cash reserves. The Company has applied the Loan to repay outstanding indebtedness and for working capital. The Company believes that its remaining cash balances, coupled with improvements in operations, should provide sufficient capital to enable the Company to fund its operations for the next twelve months. After that period, however, additional financing may be required in order for the Company to fund its operations. There can be no assurance that adequate financing will be available on acceptable terms, if at all.

Uncertainty of Market Acceptance in New Markets

       The Company has recently expanded its retail showrooms into the greater Philadelphia area. As a result, the Company will have to advertise extensively and develop name recognition among consumers. Moreover, the consumers in the greater Philadelphia area may have different preferences for furniture or may otherwise not be as receptive to the Company's products as consumers in the metropolitan New York area. For these reasons, as well as factors normally associated with expansion, there can be no assurance that retail showrooms opened in these new markets will generate sales sufficient to compensate for the increase in overhead, or generate sales or earnings consistent with those generated by retail showrooms in the Company's existing markets.

Cyclical Nature of Retail Furniture Industry

       The retail furniture industry historically has been cyclical and directly affected by, among other things, housing starts, existing home sales, consumer confidence and general economic conditions. Furniture purchases are generally discretionary and, in light of the fact that they represent a significant expenditure to the average consumer, they are often deferred during times of economic uncertainty. Accordingly, any period of economic uncertainty may have a material adverse effect on the Company's financial condition.

Competition

       The home furnishings industry is a highly competitive and fragmented market with annual U.S. sales of $49.6 billion in 1996 and estimated annual U.S. sales of $53 billion in 1997.

       The Company is the largest retailer of mica-laminated home furniture in the New York metropolitan area. Several small retailers, such as Atlantic Furniture and Kids' Room, and large retailers, such as IKEA, also sell mica-laminated furniture similar to that sold by the Company in the same geographic region. The Company also competes directly or indirectly with all manufacturers and retailers of home furniture, including Huffman Koos, Levitz, Thomasville and Drexel Heritage. In addition, there are no significant barriers to prevent the entry of additional competitors in the home furniture industry generally or in the mica-laminated furniture market particularly. Many of the Company's current and potential competitors have substantially greater financial, manufacturing, marketing, distribution and sales resources than the Company, and there can be no assurance that the Company will be able to compete successfully in the future.

Dependence on Key Personnel

       The Company is largely dependent on the continued service of Marc Zucker, its Chief Executive Officer, and Allan Socher, its President and Director of Marketing. The loss of the services of either Messrs. Zucker or Socher could have a material adverse effect on the Company's operations and financial condition. The Company does not maintain key man life insurance on the lives of Messrs. Zucker or Socher. The Company has entered into employment agreements with each of Messrs. Zucker and Socher, which agreements may be terminated by the Company by not less than three years' notice or by the respective employee on not less than three months' notice.

Possible Delisting of Securities


       There can be no assurance that the trading market for the Company's securities will be sustained. The continued trading of the common stock on NASDAQ is conditioned upon the Company meeting certain criteria. If the Company fails to meet any of these criteria, the common stock could be delisted from trading on NASDAQ, which delisting could materially adversely affect the trading market for the common stock. There can be no assurance that the common stock will not be delisted.

Penny Stock Regulation


       In the event the common stock is delisted from trading on NASDAQ SmallCap and the trading price of the common stock is less than $5.00 per share, trading in the common stock would also be subject to the requirements of Rule 15g-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under such rule, broker/dealers who recommend such low priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also require additional disclosure in connection with any trades involving a stock defined as a "penny stock" (generally, according to recent regulations adopted by the Commission, any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith. Such requirements could severely limit the market liquidity of the common stock and the ability of purchasers in this Offering to sell their securities in the secondary market. There can be no assurance that the common stock will not be treated as a penny stock.


No Dividends Anticipated

       The holders of common stock are entitled to receive dividends when, as and if declared by the Board, out of funds legally available therefor. The Company does not anticipate paying any dividends on its common stock in the foreseeable future.


                                 USE OF PROCEEDS

       The Company will not receive any proceeds from the shares being sold in this Offering.


                              SELLING SHAREHOLDERS


       The shares covered by this Prospectus are being registered to permit public secondary trading of the Common Stock issuable to the Selling Shareholders upon the exercise of their respective warrants and options and the Selling Shareholders may offer the securities for resale from time to time. See "Plan of Distribution." The table sets forth information with respect to ownership of the Company's common stock by the Selling Shareholders. The Selling Shareholders are offering shares of the Company as set forth below. All information with respect to stock ownership has been furnished to the Company by the respective Selling Shareholders.

                             Shares Owned
                               Prior to           Shares Issued                                          Percent of
                            to Exercise of        Upon Exercise      Total Number      Shares Owned       Ownership
      Selling               Warrant/Option         of Warrant/         of Shares           After            After
    Shareholder              or Conversion           Option          Being Offered       Offering(1)      Offering(1)
    -----------              -------------           ------          -------------      -----------      -----------
Anthony J. Kirincic              -0-(2)                5,000             5,000               -0-             -0-

David Lindner                    -0-(2)                5,000             5,000               -0-             -0-

Allan Lyons                      10,000               20,000            20,000               10,000           *

Finbar O'Neill                   -0-                 250,000           250,000               -0-             -0-

Mark Rubin                       86,100              396,250           396,250               86,100         1.4%

Allan Socher                    422,500              275,000           275,000              422,500         6.7%

Swan Alley (Nominees)
  Limited                       200,000              500,000           500,000              200,000         3.2%

Frank Terzo                     168,000              190,000           190,000              168,000         2.7%

Marc Zucker                     422,501              275,000           275,000              422,501         6.7%
                              ---------            ---------         ---------            ---------        -----

Total                         1,309,101            1,916,250         1,916,250            1,309,101        20.9%
                              =========            =========         =========            =========        =====

------------------------

(1) Assumes that the Selling Shareholders will sell all of the Warrant Stock and Option Stock and only retain ownership of previously issued shares of the Company's common stock.

(2) Excludes 160,546 shares of common stock of the Company owned by Kirlin Holding Corp. and its wholly-owned subsidiary, Kirlin Securities, Inc., of which David Lindner and Anthony J. Kirincic are affiliates.

* Represents less than 1% of the outstanding shares of common stock of the Company.



       Marc Zucker, one of the Selling Shareholders, is the Chief Executive Officer of the Company. Mr. Zucker is a director of the Company since 1995 and for the period of March 1995 to August 1998 acted as the Chairman of the Board of Directors of the Company.

       Allan Socher, one of the Selling Shareholders, is the President of the Company and a director thereof since 1995.


       Frank Terzo, one of the Selling Shareholders, is a director of the Company since December 1996 and was a consultant to the Company for a one year period commencing July 1996. Since July 1997, Mr. Terzo has been a Partner of The Thornwater Company, L.P., the co-underwriter for the Company's November 1996 IPO. The Thornwater Company, L.P. currently acts as a financial consultant to the Company pursuant to a consulting agreement which terminates in November 1998.

       In June 1995, Mark Rubin became a consultant to the Company. In connection with the provision of financial consulting services, Mr. Rubin received approximately $3,000 per month, the Rubin Warrants, and 50,000 shares of common stock, which shares were valued at $.80 per share. The consulting agreement by and between the Company and Mr. Rubin terminated in December 1996.

       Anthony J. Kirincic and David Lindner are executives of Kirlin Holding Corp. and its wholly owned subsidiary Kirlin Securities, Inc. In 1995, Kirlin Securities, Inc. acted as placement agent in a private placement of 750,000 shares of common stock of the Company.


                              PLAN OF DISTRIBUTION


       The Common Stock offered hereby may be sold from time to time to purchasers directly by any of the Selling Shareholders. The Common Stock may be sold, or resold, as the case may be, from time to time by the Selling Shareholders in one or more transactions on NASDAQ, in block transactions, in negotiated transactions or a combination of such methods of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. These transactions may be effected by the Selling Shareholders through one or more broker-dealers who may act as principal or who may receive compensation in the form of concessions or commissions from the Selling Shareholders or the purchasers of the Common Stock for whom they may act as agent, in such amounts as are customary in connection with similar transactions. The Company has agreed to bear all expenses in connection with the registration of the Common Stock.


       The Company has not engaged any underwriter, broker, dealer or agent in connection with this Offering.


       In order to comply with the securities laws of certain states, if applicable, the Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.



                                  LEGAL MATTERS


       The validity of the Common Stock offered hereby will be passed upon for the Company by Wilentz, Goldman & Spitzer, PC, 90 Woodbridge Center Drive, Woodbridge, New Jersey 07095.



                                     EXPERTS


       The financial statements of the Company incorporated by reference in this Prospectus from the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, including all amendments thereto filed on Form 10-KSB/A, have been audited by Ehrenkrantz Sterling & Co., LLC, independent public accountants, as stated in their reports, which is incorporated herein by reference, and have been so incorporated in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.



              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

       The Certificate of Incorporation of the Company provides that no director of the Company shall be personally liable to the Company or its shareholders for damages for a breach of duty in such capacity, except as otherwise provided in the Business Corporation Law of the State of New York, as amended from time to time.

    Section 722 of the New York Business Corporation Law empowers a New York corporation to indemnify any person, made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

       In addition, Section 722 of the New York Business Corporation Law states that a New York corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court on which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.


       Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Other Expenses of Issuance and Distribution

       The expenses relating to the registration of shares will be borne by the Company. The Selling Shareholders shall not pay any of such expenses. The expenses are estimated to be as follows:



         Registration fee - Securities and Exchange Commission       $ 1,253.78
         Legal fees and expenses                                      10,000.00
         Printer Fees for Edgarizing and Filing                        4,000.00


                                                        Total        $15,253.78
                                                                     ==========


Indemnification of  Directors and Officers

  Please refer to section heading "DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES" located in the Prospectus part of this Registration Statement.


Exhibits


     Exhibit No.                   Description
     -----------                   -----------

       2.1       Conditional Agreement and Plan of Merger dated as of July 31,
                 1998, among the Company, Room Plus Sub, Inc. and Nationwide
                 Warehouse & Storage, Inc.(3)

       4.3       Form of Warrants issued by the Company to Allan J. Socher, Marc
                 I. Zucker and Kirlin Securities Corp.(1)

       4.4       Form of Warrant issued by the Company to Mark Rubin(1)

       4.5 Letter dated April 24, 1998 confirming terms and conditions to lend the Company $200,000(2)

       4.6 Promissory Note in the amount of $100,000 due June 11, 1998, between the Company and Finbar O'Neill(2)

       4.7 Stock Purchase Option dated April 24, 1998 for 250,000 shares of common stock issued to Finbar O'Neill(2)

       4.8 Promissory Note in the amount of $100,000 due June 11, 1998, between the Company and Mark Rubin(2)

       4.9 Stock Purchase Option dated April 24, 1998 for 250,000 shares of common stock issued to Mark Rubin(2)

       4.10 Stock Purchase Option dated June 23, 1998 for 60,000 shares of common stock issued to Mark Rubin(4)



                                       12


     Exhibit No.                   Description
     -----------                   -----------
       4.11      Letter Agreement dated July 7, 1998 between the Company and
                 Mark Rubin extending the due date of the Promissory Note due
                 June 11, 1998, to August 1, 1998(4)

       4.12      Letter Agreement dated July 7, 1998 between the Company and
                 Finbar O'Neill extending the due date of the Promissory Note due June 11, 1998, to August 1, 1998(4)


       4.13      Stock Subscription Warrant issued by the Company to David A.
                 Belford(3)

       5         Opinion of Counsel(5)

       10.25 Loan Agreement dated July 31, 1998, by and between the Company and David A. Belford(3)

       10.26 Security Agreement dated as of July 31, 1998, by and between the Company and David A. Belford(3)

       10.27 Stockholder Agreement dated as of July 31, 1998, by and between Nationwide Warehouse & Storage, Inc., the Company, Room Plus
                 Sub, Inc. and Marc Zucker(3)

       10.28 Stockholder Agreement dated as of July 31, 1998, by and between Nationwide Warehouse & Storage, Inc., the Company, Room Plus
                 Sub, Inc. and Allan Socher(3)

       10.29 Stockholder Agreement dated as of July 31, 1998, by and between Nationwide Warehouse & Storage, Inc., the Company, Room Plus
                 Sub, Inc. and Theodore Shapiro(3)

       10.30 Stockholder Agreement dated as of July 31, 1998, by and between Nationwide Warehouse & Storage, Inc., the Company, Room Plus
                 Sub, Inc. and Frank Terzo(3)


       23.1      Consent of Ehrenkrantz Sterling & Co., LLC(5)

       23.2      Consent of Wilentz, Goldman & Spitzer(5) (contained in Exhibit
                 5)

       24        Power of Attorney(4) (contained on signature page)

       99        Press release dated August 3, 1998(3)


------------------------

(1) Incorporated by reference to the exhibit of the same number filed as part of the Registration Statement on Form SB-2 (File No. 333-10483)

(2) Incorporated by reference to the exhibit of the same number filed as part of the Quarterly Report on Form 10-QSB for the period ended March 31, 1998


(3) Incorporated by reference to the exhibit of the same number filed as part of the Current Report on Form 8-K that was filed with the Commission on August 7, 1998

(4)    Filed with initial Registration Statement on Form S-3

(5)    Filed herewith

Undertakings

       The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) to include any prospectus required by section 10(a)(3) of the 1933 Act;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
                    Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

          (4) For purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
              Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.


          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment Number 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paterson, State of New Jersey on August 24, 1998.








                                   ROOM PLUS, INC.



                               By: /s/ Marc Zucker
                                   -------------------------------------
                                   Marc Zucker, Chief Executive Officer



Date:  August 24, 1998

       Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment Number 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                   Signature and Title                                        Date
                   -------------------                                        ----
By:        /s/ Marc Zucker                                              August 24, 1998
           ---------------------------------------------------
           Name:  Marc Zucker
           Title: Chief Executive Officer
                  and a Director (Principal
                  Executive Officer)

By:        /s/ David A. Belford                                         August 24, 1998
           ---------------------------------------------------
           Name:  David A. Belford
           Title: Chairman of the Board

By:        /s/ Allan Socher*                                            August 24, 1998
           ---------------------------------------------------
           Name:  Allan Socher
           Title: President and a Director

By:        /s/ Jay H. Goldberg                                          August 24, 1998
           ---------------------------------------------------
           Name:  Jay H. Goldberg
           Title: Chief Financial Officer
                  (Principal Financial and Accounting Officer)

By:        /s/ Theodore Shapiro*                                        August 24, 1998
           ---------------------------------------------------
           Name:  Theodore Shapiro
           Title: Director

By:        /s/ Frank Terzo*                                             August 24, 1998
           ---------------------------------------------------
           Name:  Frank Terzo
           Title: Director

By:        /s/ Alan Hirschfeld*                                         August 24, 1998
           ---------------------------------------------------
           Name:  Alan Hirschfeld
           Title: Director

By:        /s/ Alan Granetz*                                            August 24, 1998
           ---------------------------------------------------
           Name:  Alan Granetz
           Title: Director

------------------------
  *  By: /s/ Marc Zucker
         ---------------
         Marc Zucker
         Attorney-in-fact

                                INDEX TO EXHIBITS



     Exhibit No.                             Description                               Page No.
     -----------                             -----------                               --------

        2.1      Conditional Agreement and Plan of Merger dated as of July 31,
                 1998, among the Company, Room Plus Sub. Inc. and Nationwide
                 Warehouse & Storage, Inc.(3)

        4.3      Form of Warrants issued by the Company to Allan Socher, Marc I.
                 Zucker and Kirlin Securities Corp.(1)

        4.4      Form of Warrant issued by the Company to Mark Rubin(1)

        4.5 Letter dated April 24, 1998 confirming terms and conditions to lend the Company $200,000(2)

        4.6 Promissory Note in the amount of $100,000 due June 11, 1998, between the Company and Finbar O'Neill(2)

        4.7 Stock Purchase Option dated April 24, 1998 for 250,000 shares of common stock issued to Finbar O'Neill(2)

        4.8 Promissory Note in the amount of $100,000 due June 11, 1998, between the Company and Mark Rubin(2)

        4.9 Stock Purchase Option dated April 24, 1998 for 250,000 shares of common stock issued to Mark Rubin(2)

        4.10 Stock Purchase Option dated June 23, 1998 for 60,000 shares of common stock issued to Mark Rubin(4)

        4.11     Letter Agreement dated July 7, 1998 between the Company and
                 Mark Rubin extending the due date of the Promissory Note due
                 June 11, 1998, to August 1, 1998(4)

        4.12     Letter Agreement dated July 7, 1998 between the Company and
                 Finbar O'Neill extending the due date of the Promissory Note due June 11, 1998, to August 1, 1998(4)

        4.13     Stock Subscription Warrant issued by the Company to David A.
                 Belford(3)

        5        Opinion of Counsel(5)

       10.25 Loan Agreement dated July 31, 1998, by and between the Company and David A. Belford(3)

       10.26 Security Agreement dated as of July 31, 1998, by and between the Company and David A. Belford(3)

       10.27 Stockholder Agreement dated as of July 31, 1998, by and between Nationwide Warehouse & Storage, Inc., the Company, Room Plus
                 Sub, Inc. and Marc Zucker(3)

       10.28 Stockholder Agreement dated as of July 31, 1998, by and between Nationwide Warehouse & Storage, Inc., the Company, Room Plus
                 Sub, Inc. and Allan Socher(3)



                                       17


     Exhibit No.                             Description                               Page No.
     -----------                             -----------                               --------
       10.29     Stockholder Agreement dated as of July 31, 1998, by and between
                 Nationwide Warehouse & Storage, Inc., the Company, Room Plus
                 Sub, Inc. and Theodore Shapiro(3)

       10.30 Stockholder Agreement dated as of July 31, 1998, by and between Nationwide Warehouse & Storage, Inc., the Company, Room Plus
                 Sub, Inc. and Frank Terzo(3)

       23.1      Consent of Ehrenkrantz Sterling & Co., LLC(5)

       23.2      Consent of Wilentz, Goldman & Spitzer(5) (contained in Exhibit
                 5)

       24        Power of Attorney(4) (contained on signature page)

       99        Press release dated August 3, 1998(3)

------------------------

(1) Incorporated by reference to the exhibit of the same number filed as part of the Registration Statement on Form SB-2 (File No. 333-10483)


(2) Incorporated by reference to the exhibit of the same number filed as part of the Quarterly Report on Form 10-QSB for the period ended March 31, 1998


(3) Incorporated by reference to the exhibit of the same number filed as part of the Current Report on Form 8-K that was filed with the Commission on August 7, 1998

(4)    Filed with initial Registration Statement on Form S-3

(5)    Filed herewith



                                       18